UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2014

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51329	94-3330837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 24, 2014, XenoPort, Inc. (the “Company”) entered into a Third Amendment to Lease with SI 34 LLC (“Sobrato”), with respect to the Company’s current office space at 3410 Central Expressway, Santa Clara, California (as amended, the “3410 Lease”). The original term of the 3410 Lease commenced in December 2001, and after a prior two-year extension, was set to expire on August 27, 2015. This Third Amendment to Lease extends the term of the 3410 Lease for an additional nine months, so that the 3410 Lease will expire on May 31, 2016. This Third Amendment to Lease does not change the current base monthly rent schedule during the extended nine-month period. As of November 24, 2014, the approximate aggregate rent due over the remaining term of the 3410 Lease is approximately $3.6 million, which includes approximately $1.8 million that is due over the nine-month extended period.

The foregoing description of the Third Amendment to Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment to Lease. The Company intends to file a copy of the Third Amendment to Lease as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2014.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)
Dated: November 26, 2014	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer